  EXHIBIT 99.1

Cellular Biomedicine Group (CBMG) Announces Publication Titled “Target cell killing effects of CD20 targeting chimeric antigen receptor T cells derived from the type II anti-CD20 antibody” in Conjunction with 2017 ASCO Annual Meeting

SHANGHAI, China and CUPERTINO, Calif., May 19, 2017 /GlobeNewswire/ — Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a clinical-stage biopharmaceutical firm engaged in the development of effective immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced the publication of an abstract exploring the application of B-cell antigen, CD20, for targeted Chimeric Antigen Receptor T cells (CAR-T) therapy. The abstract has been published in conjunction with the 2017 American Society of Clinical Oncology (ASCO) Annual Meeting in Chicago, June 2 – 6, 2017.

Abstract e14548, J Clin Oncol 35, 2017 - Target cell killing effects of CD20 targeting chimeric antigen receptor T cells derived from the type II anti-CD20 antibody.

The complete text of the abstract can be found at http://abstracts.asco.org/199/AbstView_199_192206.html

About Cellular Biomedicine Group

Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards. CBMG recently commenced two Phase I human clinical trials in China using CAR-T to treat Refractory Diffuse Large B-cell Lymphoma (DLBCL), a Phase I human clinical trial to treat relapsed/refractory CD19+ B-cell Acute Lymphoblastic Leukemia (ALL), as well as an ongoing Phase I trial in China for AlloJoinTM (CBMG’s “Off-the-Shelf” Allogeneic Human Adipose-derived Mesenchymal Stem Cell) for the treatment of Knee Osteoarthritis (KOA). CBMG was recently awarded $2.29 million from the California Institute for Regenerative Medicine (CIRM) to support pre-clinical studies of AlloJoinTM for Knee Osteoarthritis in the United States. The Company also recently announced a strategic partnership with GE Healthcare Life Sciences China to establish a joint technology laboratory to develop control processes for the manufacture of CAR-T and stem cell therapies. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com
Vivian Chen
Managing Director Investor Relations, Citigate Dewe Rogerson
+1 347 481-3711
vivian.chen@citigatedr.com

CBMG Press Room	www.CellBioMedGroup.com	PR2017014